EXHIBIT 99.3

Employee Frequently Asked Questions about The Going-Private Transaction

1. What are the terms of the agreement and when will the transaction be completed?

Each shareholder would receive $8.85 in cash per share (other than shares held by certain members of our management and employees that are being “rolled over” in the transaction). The transaction is subject to the approval of a two-thirds majority of the outstanding shares of The Edelman Financial Group, a majority of the unaffiliated Shareholders of Edelman Financial Group and other closing conditions. A special committee of independent directors of our Board of Directors, which had independent financial and legal advisors, recommended that our Board approve this transaction, and our Board has done so. Ric Edelman, George Ball, Don Sanders, Ed Moore and Ben Morris have entered into a voting agreement in support of the transaction. The transaction is expected to close in the third quarter of 2012.

2. Why won’t the transaction close until sometime in the third quarter?

There are many steps involved in closing the transaction. Documents must be submitted to and reviewed by the SEC, adequate notice must be given to the shareholders so they can vote on the transaction, and the company will invite other firms to offer bids that exceed the offer made by Lee Equity Partners to assure that the shareholders are getting the best deal. And it’s routine for litigation firms to file lawsuits, purportedly on behalf of shareholders. Although we don’t anticipate any significant problems, all these items take time to complete.

3. Who is Lee Equity Partners?

Lee Equity Partners, LLC is a New York private equity firm that makes investments in growth-oriented, mid- and upper mid-cap companies located primarily in the United States. Lee Equity Partners seeks to invest in businesses with sustainable competitive positions, high-quality management, and the ability to demonstrate continued growth. The firm and its affiliates have particular expertise in the financial services sector; three of its six portfolio companies are financial services companies. The principals of Lee Equity Partners and their predecessor firms have acquired and helped grow Snapple, Ghirardelli, First Alert, Smith & Wollensky, Rayovac, Houghton Mifflin, Nortek, Dunkin Donuts, and others.

4. What is a private equity firm?

A private equity firm raises money from pension funds, foundations, and high net worth individuals. It uses that money to invest in companies like ours to help grow the business.

5. Will we continue to be a public company?

No. If a transaction is completed, The Edelman Financial Group will be privately owned. Lee Equity Partners will own a majority of the company. Ric Edelman, George Ball, members of the management committee and certain other employees will be minority owners. The Edelman Financial Group will no longer be a publicly traded company, and we will remove our listing from the Nasdaq Stock Market.

6. Why is the transaction a good thing?

The transaction is expected to help grow The Edelman Financial Group. TEFG will save millions of dollars per year by going private and will be released from the burden of focusing on quarterly financial results. It will also give shareholders liquidity. Approximately 30 million shares of TEFG stock are outstanding, but only about 50,000 shares trade daily. It could take months, even years, for our largest institutional and individual shareholders to sell their holdings without sharply lowering the stock’s price. As a result of the transaction, most shareholders will enjoy full liquidity immediately upon closing, at a premium to current market prices.

7. What does this mean to me?

We do not anticipate any material change to our management or operations. Ric Edelman, George Ball, Don Sanders, and Ben Morris will retain significant ownership in the Company. Ric Edelman, George Ball, Ed Moore, Rick Berry, Joe Bottazi, Bruce McMaken, and Lesley Roberts will continue in their current management positions. Our plan would be to continue to deliver value to our clients and to grow the Company’s business. Your efforts will continue to be important in allowing us to do so.

8. Will this impact my salary, benefits and equity awards?

We do not anticipate any material change to salaries or benefits resulting from this transaction other than changes to the Company’s equity plans. Since we will no longer be publicly traded, all of the Company’s outstanding stock options and restricted stock units (“RSUs”) will be vested upon the closing of the transaction. For each stock option, holders will have the right to receive the amount (if any) in cash by which $8.85 exceeds the exercise price of each share of Company common stock underlying the options they own. Each RSU will be cancelled and instead holders will have the right to receive an amount in cash equal to $8.85 per share times the number of unforfeited shares of Company common stock that were subject to the RSU.

9. If I own shares of stock in The Edelman Financial Group, what will happen to my shares?

The shares of most employees, along with all the other shareholders, will be exchanged for cash. Lee Equity Partners has agreed to allow a few employees who have a significant ownership position in The Edelman Financial Group to roll over part of their shares in the new private company so they will continue to have an on-going ownership interest in the Company.

10. Can I buy or sell shares, or are there restrictions?

Directors, officers and key employees (including all personnel involved in the preparation or review of the company's financial statements) are restricted. If you are among the restricted personnel, you should check with John Unger, our General Counsel, before you buy or sell our stock to assure that you are permitted to do so. But aside from restricted personnel, all other employees are permitted to trade. This does not mean that you should, however. Market prices generally reflect the terms of the transaction, the risks in completion, as well as other factors, immediately after an announcement like this. Please consider the risks and costs of doing so. For conflict-of-interest reasons, none of the financial advisors, brokers or reps of the firm or any of the firm’s subsidiaries or divisions are permitted to provide you with advice on this subject.

11. What will happen to current management? What role will Lee Equity Partners have in running TEFG?

The current officers and management of the Company will continue to manage the Company as they have been. The management team will report to a new board comprised of a majority of representatives designated by Lee Equity Partners; however, Lee Equity Partners does not anticipate any significant change in the manner in which the Company operates. Lee Equity Partners buys companies that it believes are well managed and which have excellent opportunities for substantial growth. Lee Equity Partners is not interested in running the companies it acquires or replacing the management that is in place. On the other hand, our management will benefit from the strong analytical skills and substantial financial resources that Lee Equity Partners will make available.

12. How will the transaction impact clients?

It should not have an effect on the Company’s clients.

13. Will we still open new Edelman expansion offices and grow the other divisions?

Yes. The transaction will not alter our growth plans, other than perhaps providing us more opportunity to expand further than we had been planning or able to do on our own.

14. Are we still a growth-oriented organization?

Yes, very much so.

15. What should we do while the transaction is pending?

The announcement of the transaction should have little or no impact on the day-to-day operations of the business. Everyone should continue to do what they have always done for the Company – stay focused on executing our business plan, delivering extreme value to our clients and living our core values. In other words, business as usual!

16. What should we tell our clients?

Please direct any questions on the transaction to the investor relations link under “SEC Filings” at (www.edelmanfinancial.com), where we will post any publicly available information relating to the proposed transaction. You should otherwise not comment on the proposed transaction unless instructed otherwise.

17. What should I do if contacted by the media?

Please direct any media inquiries to George Ball or Ric Edelman.

Cautionary Statement Regarding Forward-Looking Statements

Statements that describe the objectives, expectations, plans or goals of the Company and the other parties to the transaction (including, without limitation, their expectations with respect to the closing of the transaction and related timing) are forward-looking statements. Forward looking-statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. There are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, including the following: (1) the Company may be unable to obtain shareholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all.

We caution against placing undue reliance on forward-looking statements, which reflect our current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from our forward-looking statements may appear in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are available at www.sec.gov, and which you are advised to consult.

Additional Information

In connection with the proposed transaction, the Company will file a proxy statement and other materials with the SEC. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at the Company’s website, www.edelmanfinancial.com or at the SEC’s website, http://www.sec.gov.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2011 with respect to the

2011 Annual Meeting of Shareholders of the Company. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.